Exhibit 10.3

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of [●], 2026 by and among Blackstar Orbital Holdings, Inc., a Delaware corporation (“Parent”) (formerly known as Pono Capital Four, Inc.), Mehana Ventures LLC, a Delaware limited liability company (the “Sponsor”), certain former shareholders, officers and directors of Blackstar Orbital Technology Corporation, a private company incorporated in Delaware (“Company”), identified on the signature page and as set forth on Schedule I hereto (such shareholders, the “Company Holders”) and other persons and entities (collectively with the Sponsor, the Company Holders and any person or entity who hereafter becomes a party to this Agreement, the “Holders” and each, a “Holder”).

A. Parent, the Company and Pono Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), have entered into that certain Merger Agreement dated as of _______________, 2026 (as amended or modified from time to time, the “Merger Agreement”). Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to such terms in the Merger Agreement.

B. On the date hereof, pursuant to the Merger Agreement, the Company Holders received Parent Common Stock in exchange for their shares of Company Capital Shares.

C. As a condition of, and as a material inducement for Parent to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

D. The Sponsor is the holder of certain Parent Class B Ordinary Shares (which will convert into Parent Common Stock in connection with the Domestication) (the “Founder Shares”) . As a condition of, and as a material inducement for, Parent and the Company to enter into and consummate the transactions contemplated by the Merger Agreement, the Sponsor is entering into and delivering this Agreement to subject the Founder Shares held by it to the same restrictions on transfer applicable to the Company Holders hereunder, in addition to, and not in lieu of, the Sponsor’s separate obligations under that certain letter agreement, dated March 12, 2026, by and among Parent, the Sponsor and each of the officers and directors of Parent named therein (the “Letter Agreement”), which addresses, among other things, redemption and voting matters with respect to the Sponsor’s Parent Shares including the Founder Shares.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the Lock-up Period provided in Section 1(d) hereof, each Holder agrees that it, he or she will not offer, sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), establish or increase a put equivalent position or liquidate with respect to or decrease a call equivalent position with respect to, any of the Lock-up Shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make or to enter into any transaction specified above (such transaction, a “Transaction”), or engage in any Short Sales (as defined below) with respect to the Lock-up Shares.

(b) In furtherance of the foregoing, during the Lock-up Period, Parent will (i) place a stop order on all the Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify Parent’s transfer agent in writing of the stop order and the restrictions on the Lock-up Shares under this Agreement and direct Parent’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement. In addition to any other applicable legends, each certificate or book entry position representing the Lock-up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], BY AND AMONG THE ISSUER OF SUCH SHARES (THE “ISSUER”) AND THE ISSUER’S STOCKHOLDER NAMED THEREIN. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(c) Following the expiration of the Lock-up Period, upon the request of a Holder, Parent shall use commercially reasonable efforts, at Parent’s expense, to cause the legend set forth in this Section 1(b) (and any stop order or other transfer restriction imposed in furtherance thereof) to be removed from the applicable Lock-up Shares, including by instructing Parent’s transfer agent accordingly and providing any customary authorizations, instruction letters or opinions of counsel reasonably required by the transfer agent to effect such removal; provided that such Lock-up Shares are, at such time, either registered for resale pursuant to an effective registration statement or eligible for sale without restriction (including as to volume and manner of sale) under Rule 144 under the Securities Act.

(d) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(e) The term “Lock-up Period” means the period beginning on the Closing Date and ending on the date that is six months after the Closing Date.

(f) The term “Lock-up Shares” means the Parent Common Stock and any other equity securities convertible into or exercisable or exchangeable for or representing the rights to receive Parent Common Stock, if any, held by the Holders (including, in the case of the Sponsor, the Founder Shares and the shares of Parent Common Stock issued upon conversion of the Founder Shares in the Domestication) immediately following the Closing or acquired during the six month period after the Closing; provided, however, that such Lock-up Shares shall not include Parent Common Stock acquired by such Holder in open market transactions during the Lock-up Period.

2. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any Parent Common Stock, or any economic interest in or derivative of such shares, other than the Lock-up Shares, as set forth on Schedule I attached hereto.

3. Permitted Transfers. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-up Shares in connection with (a) transfers or distributions to the Holder’s direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) or to the estates of any of the foregoing; (b) transfers by bona fide gift or gifts to a member of the Holder’s immediate family (for purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), to any estate planning vehicle or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes, or to a charitable organization; (c) by virtue of a will, testamentary document or the laws of descent and distribution upon death of the Holder; (d) pursuant to a qualified domestic relations order or as required by a divorce settlement; (e) transfers to Parent’s officers, directors or their affiliates; (f) transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a change of control of Parent or which results in all of the holders of Parent Common Stock having the right to exchange their Parent Common Stock for cash, securities or other property subsequent to the consummation of such transaction; provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Lock-up Shares subject to this Agreement shall remain subject to this Agreement; (g) to the extent required by any legal or regulatory order; (h) the exercise of an option to purchase shares of Parent Common Stock (including the net or cashless exercise of an option to purchase shares of Parent Common Stock), and any related transfers of shares of Parent Common Stock to Parent for the purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options; provided, that, for the avoidance of doubt, the underlying shares of Parent Common Stock shall continue to be subject to the restrictions on transfer set forth in this Agreement; and (i) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Parent Common Stock; provided, that, such plan does not provide for any transfers of shares of Parent Common Stock during the Lock-Up Period; provided, however, that, in the case of any transfer pursuant to the foregoing clauses (a) through (e), it shall be a condition to any such transfer that the transferee/donee agrees to be bound by the terms of this Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; provided, further, that in the case of any transfer pursuant to clauses (a) through (e), and clauses (h) and (i) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-up Period (other than (i) any exit filings or public announcements that may be required under applicable federal and state securities laws or (ii) in respect of a required filing under the Exchange Act in connection with the exercise of an option to purchase Parent Common Stock, provided, that, reasonable notice shall be provided to Parent prior to any such filing).

4. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of his/her/its decision to enter into and deliver this Agreement, and such Holder confirms that he/she/it has not relied on the advice of the Company, the Company’s legal counsel, Parent, Parent’s legal counsel, or any other person.

5. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

6. Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand, electronic mail, or nationally recognized overnight courier service, by 5:00 PM on a Business Day, addressee’s day and time, on the date of delivery, and if delivered after 5:00 PM on the first Business Day, addressee’s day and time, after such delivery; or (b) if by email, on the date that transmission with affirmative confirmation of receipt. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a) If to Parent, to:

[Blackstar Orbital Holdings, Inc.]

Address

Attention:
E-mail:

with a copy to (which copy shall not constitute notice):

Parent Counsel

Address

Attention:

Email:

(b) If to the Holder, to the address set forth on Schedule I attached hereto;

(c) If to the Sponsor, to:

Mehana Ventures LLC

Address

Attention: E-mail:

or to such other address(es) as any party may have furnished to the others in writing in accordance herewith.

Notices or other communications to any other Holder that becomes a party hereto pursuant to Section 1 shall be delivered to the address set forth in the applicable joinder agreement or other instrument executed by such Holder and binding such Holder to the terms of this Agreement.

7. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

8. Counterparts. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

9. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Parent and its successors and assigns. No party hereto may, except as set forth herein, assign either this Agreement or any of its rights, interests, or obligations hereunder, including by merger, consolidation, operation of law or otherwise, without the prior written consent of the other parties. Any purported assignment or delegation in violation of this paragraph shall be void and ineffectual, and shall not operate to transfer or assign any interest or title to the purported assignee.

10. Severability. This Agreement shall be deemed severable, and a determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, the parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid or unenforceable provision as may be possible and be valid and enforceable.

11. Entire Agreement; Amendment. This Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous understandings and agreements related hereto (whether written or oral), to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. No provision of this Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein, there is no condition precedent to the effectiveness of any provision hereof. This Agreement may not be changed, amended or modified as to any particular provision, except by a written instrument executed by all parties hereto and Mehana Ventures LLC, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as may reasonably be considered within the scope of such party’s obligations hereunder, in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. Dispute Resolution. Section 11.15 and 11.16 of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Agreement and shall survive Closing of the Merger Agreement.

15. Governing Law. Section 11.7 of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

[BLACKSTAR ORBITAL HOLDINGS, INC.]

By:
Name:
Title:

HOLDER:

By:
Name:
Title:

SPONSOR:

MEHANA VENTURES LLC

By:
Name:
Title:

[Signature Page to Lock-up Agreement]

Schedule I

Lock-up Shares

Holder Name	Address	Number of Shares of Parent Common Stock